SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
               Securities and Exchange Act of 1934



                         October 1, 1998
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        Date of Report (Date of earliest event reported)


              AMERICAN RESOURCES OF DELAWARE, INC.
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     (Exact name of Registrant as specified in its charter)


                            Delaware
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         (State or other jurisdiction of incorporation)


         0-21472                           86-0713506
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(Commission File Number)        (IRS Employer Identification No.)

     160 Morgan Street
     P. O. Box 87
     Versailles, Kentucky                          40383
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(Address of principal executive offices)         (Zip Code)


                          (606)873-5455
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      (Registrant's Telephone Number, including Area Code)


                         Not Applicable
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  (Former name or former address, if changed since last report)

Item 1.   Changes in Control of Registrant.  Not Applicable.

Item 2.   Acquisition or Disposition of Assets. Not Applicable

Item 3.   Bankruptcy Receivership.  Not Applicable.

Item 4.   Change in Registrant's Certified Accountant.  Not
Applicable.

Item 5.   Other Events.

     On March 16, 1998, the Registrant filed a Current Report on
Form 8-K reporting the acquisition of certain properties from TECO Oil & Gas, Inc. ("TECO").

     In order to complete the acquisition of the TECO properties, the Registrant's primary lender, DNB Energy Assets, Inc. ("DNB") increased the Registrant's borrowing base to $50.0 million and provided bridge financing of $16.5 million (the "Bridge Financing"). The Bridge Financing bore interest at either a prime rate or LIBOR plus 3% and matured on October 1, 1998.

     DNB has extended the Bridge Financing maturity date until December 31, 1998 and increased the interest rate to either a prime rate plus 1%, or LIBOR plus 4%. DNB further agreed to amend the Registrant's credit facility by waiving the Registrant's compliance with the Current and Interest Coverage Ratios and the payment of principal through December 31, 1998.

     As partial consideration for the purchase of the properties, the Registrant executed a promissory note (the "Note") in the amount of Eighteen Million Five Hundred Thousand Dollars ($18,500,000) payable to TECO. The Note matured on October 1, 1998 and bears interest at the current rate of Fourteen Percent (14%), such rate increasing each quarter hereafter, with a maximum interest rate of Eighteen Percent (18%).

     In addition to the Note, the parties entered into a warrant agreement (the "Warrant Agreement") which granted TECO warrants to acquire Six Hundred Thousand (600,000) shares of common stock of the Registrant (the "First Warrants") at a price of $2.67 per share if the Note is not paid in full by October 1, 1998. Additionally, the Warrant Agreement granted TECO warrants to acquire common stock equal to Ten Percent (10%) of the outstanding common stock and options granted by the Registrant to acquire common stock if the Note is not paid in full by October 1, 1998 (the "Initial Secondary Warrants"), such percentage increasing by an additional Five Percent (5%) if the Note is not paid in full by January 1, 1999, and by an additional Five Percent (5%) if the Note is not paid in full by April 1, 1999 (collectively, the "Secondary Warrants"). The price per share of common stock evidenced by the Secondary

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
Warrants is $.00001. The Warrant Agreement was attached as
Exhibit 10.91 in the Registrants 8-K filing on March 16, 1998.

     The Warrant Agreement also provides that if the Note is not paid in full prior to its maturity that the Registrant shall increase its board of directors by two and that TECO shall be entitled to appoint two directors to fill such board positions.

     The Registrant has not made any payments to TECO and the Registrant has advised TECO that it does not have the funds to fully satisfy the Note. The First Warrants and the Initial Secondary Warrants have vested and TECO has not taken any action to exercise its warrant rights or to appoint any persons to the Registrant's board at this time.

Item 6.   Resignation of Registrant's Directors.  Not Applicable.

Item 7.   Financial Statements and Exhibits. Not Applicable


                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             AMERICAN RESOURCES OF DELAWARE, INC.



                             By: /s/Ralph Currie
                                ---------------------------------
                                 Ralph Currie

                             Its: Chief Financial Officer

Dated:   October 1, 1998
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